As filed with the Securities and Exchange Commission on March 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	26-1342272 (I.R.S. Employer Identification No.)

One Batesville Boulevard

Batesville, Indiana 47006

(Address of Principal Executive Offices) (Zip Code)

Hillenbrand, Inc. Stock Incentive Plan

(Full title of the plan)

John R. Zerkle

Senior Vice President, General Counsel and Secretary

Hillenbrand, Inc.

One Batesville Boulevard

Batesville, Indiana 47006

(812) 931-3832

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen J. Hackman, Esq.

Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282-0200

(317) 236-2289

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Common Stock, No Par Value	3,900,000 shares	$30.93	$120,627,000.00	$15,536.76

(1)   Represents 3,900,000 additional shares issuable under the Hillenbrand, Inc. Stock Incentive Plan.

(2)   Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)   Estimated solely for the purpose of calculating the registration fee.

(4)   Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 3,900,000 shares reserved for issuance under the Plan at a price per share of $30.93, which is the average of the highest and lowest selling prices for the shares on the New York Stock Exchange on March 4, 2014.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Hillenbrand, Inc. (the “Company” or the “Registrant” or “we” or “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 3,900,000 additional shares of the Company’s common stock, no par value (the “Common Stock”), under the Hillenbrand, Inc. Stock Incentive Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on March 25, 2008 and June 15, 2010 (Registration No. 333-149893 and 333-167508, respectively).

We incorporate by reference (excluding any information and exhibits furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

•	Our Annual Report on Form 10-K for the year ended September 30, 2013, filed November 25, 2013, and our Proxy Statement on Schedule 14A filed on January 8, 2014;
•	Our Current Reports on Form 8-K filed on December 6, 2013, December 17, 2013, December 18, 2013, January 7, 2014, February 4, 2014, and February 27, 2014;
•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, filed on February 4, 2014; and
•

Our Registration Statement No. 001-33794 on Form 10-12B filed with the Commission on March 24, 2008 pursuant to Section 12(b) of the Exchange Act, which describes the terms, rights and provisions applicable to our outstanding Common Stock.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description

5.1*	Opinion of Ice Miller LLP
10.1	Hillenbrand, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 27, 2014)
23.1*	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ice Miller LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batesville, Indiana, on the 6th day of March, 2014.

HILLENBRAND, INC.

By:	/s/ John R. Zerkle
John R. Zerkle Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Cynthia L. Lucchese, Elizabeth E. Dreyer and John R. Zerkle, and each of them, each with full power to act without the other, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his/her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of March 6, 2014.

Signature	Capacity

/s/ Joe A. Raver
Joe A. Raver	President, Chief Executive Officer and Director
(Principal Executive Officer)
/s/ Cynthia L. Lucchese
Cynthia L. Lucchese	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
/s/ Elizabeth E. Dreyer
Elizabeth E. Dreyer	Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)
/s/ W August Hillenbrand
W August Hillenbrand	Director

/s/ Thomas H. Johnson
Thomas H. Johnson	Director

/s/ Neil S. Novich
Neil S. Novich	Director

/s/ Joy M. Greenway
Joy M. Greenway	Director

/s/ Edward B. Cloues, II
Edward B. Cloues, II	Director

/s/ Helen W. Cornell
Helen W. Cornell	Director

/s/ Eduardo R. Menascé
Eduardo R. Menascé	Director

/s/ Stuart A. Taylor, II
Stuart A. Taylor, II	Director

/s/ Mark C. DeLuzio
Mark C. DeLuzio	Director

/s/ F. Joseph Loughrey
F. Joseph Loughrey	Director

INDEX TO EXHIBITS

Exhibit Number	Description

5.1*	Opinion of Ice Miller LLP
10.1	Hillenbrand, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 27, 2014)
23.1*	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ice Miller LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith